UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2007

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2007, our wholly owned subsidiary, Roots Biopack Group Limited, entered into a Sales and Purchase of Machinery, Technical Assistance and Factory Management Agreement with Tayna Environmental Technology Co. Limited. Pursuant to the terms of the agreement we agreed to: (i) appoint Tayna Environmental as our sole and exclusive manufacturer of our products, (ii) sell to Tayna Environmental all machinery required for production of our products, (iii) set up production facilities for Tayna Environmental, (iv) provide technical assistance to Tayna Environmental, (v) manage manufacturing operations for Tayna Environmental and (vi) grant manufacturing licenses to Tayna Environmental to use our technologies and trademarks.

Tayna Environmental is also obligated to pay us US $2,000,000 for the purchase of the machinery, peripheral and side equipment. In consideration for us setting up production facilities and rendering technical assistance to Tayna

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Environmental, Tayna Environmental has agreed to pay us US $1,000,000. The initial term of the agreement is for ten years with an option to renew for an additional five years.

On July 26, 2007, our wholly owned subsidiary, Roots Biopack Limited, entered into a distribution agreement with Packagegroup Moonen. Pursuant to the terms of the distribution agreement, Packagegroup Moonen is the sole sales distributor and exclusive representative for our products in Europe. All products sold by Packagegroup Moonen will be sold and branded under the name of Roots Biopack Europe. Under the terms of the agreement, Packagegroup Moonen will also own an exclusive set of molds which will be used for manufacturing Packagegroup Moonen’s unique product designs. We will make the molds for Packagegroup Moonen based upon their product design specifications and Packagegroup Moonen will be responsible for all costs associated with the production of the molds. Packagegroup Moonen will have access to all of our current products and will solely have the right to products based upon their molds. The initial term of this agreement will be for a period of thirty-six months and will automatically be extended for an additional thirty-six month period unless terminated by either party.

On June 28, 2007, our wholly owned subsidiary, Jiangmen Roots Biopack Limited, entered into a Boiler Project Contract with Dongguan Hongyuan Boiler Equipments Co., Ltd. Pursuant to the terms of the Boiler Project Contract, we have agreed to purchase a boiler from Dongguan Hongyuan and Dongguan Hongyuan has agreed to sell us the boiler and to install the boiler on our premises. Total consideration under this agreement is US $197,000.

On June 11, 2007, our wholly owned subsidiary, Jiangmen Roots Biopack Limited, entered into a Construction Project Agreement with Li Baili. Pursuant to the terms of the Construction Project Agreement, Li Baili has agreed to build certain infrastructure for our factory. Total consideration under this agreement is US $179,000.

On June 6, 2007, our wholly owned subsidiary, Jiangmen Roots Biopack Limited, entered into a Compressor Project Contract with Sky Blue. Pursuant to the terms of the Compressor Project Contract, we have agreed to purchase a compressor from Sky Blue and Sky Blue has agreed to sell us the compressor and to install the compressor on our premises. Total consideration under this agreement is US $94,000.

Item 9.01	Financial Statements and Exhibits
10.1

Sales and Purchase of Machinery, Technical Assistance and Factory Management Agreement dated August 19, 2007 between our wholly owned subsidiary, Roots Biopack Group Limited, and Tayna Environmental Technology Co. Limited. (incorporated by reference from our Quarterly Report on Form 10-QSB filed on August 21, 2007).

10.2	Distribution Agreement dated July 26, 2007 between our wholly owned subsidiary, Roots Biopack Limited, and Packagegroup Moonen.
10.3	Boiler Project Contract dated June 28, 2007 between our wholly owned subsidiary, Jiangmen Roots Biopack Limited, and Dongguan Hongyuan Boiler Equipments Co., Ltd.
10.4	Construction Project Agreement dated June 11, 2007 between our wholly owned subsidiary, Jiangmen Roots Biopack Limited, and Li Baili.
10.5	Compressor Project Contract dated June 6, 2007 between our wholly owned subsidiary, Jiangmen Roots Biopack Limited, and Sky Blue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: August 27, 2007

CW1388707.2